EXHIBIT 5.2
                                                                     -----------



                      CONSENT OF BORDEN LADNER GERVAIS LLP





RE:  HUSKY ENERGY INC.

         We refer to the registration statement on Form F-9 (the "Registration Statement") to be filed by Husky Energy Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

         We here by consent to all references to this firm in the Registration Statement, including the references in the Registration Statement under the captions "Description of Debt Securities--Enforceability of Civil Liabilities Under the U.S. Federal Securities Laws", "Legal Matters" and "Documents Filed as Part of the Registration Statement".



         /s/ Borden Ladner Gervais LLP

         Calgary, Canada
         June 3, 2002